UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 25, 2005

Inform Worldwide Holdings, Inc.
_____________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Colorado    0-29994     84-1425882
____________________________________________
(State or other jurisdiction (Commission   (IRS Employer
of incorporation) File Number)    Identification No.)

2501 North Green Valley Parkway, Suite 110-D Henderson, NV 89014
____________________________________________
(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (702) 433-5668

None
____________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

See Item 5.01.

Item 1.02  Termination of a Material Definitive Agreement.

Not applicable.

Item 1.03  Bankruptcy or Receivership.

Not applicable.

Section 2 - Financial Information

Item 2.01  Completion of Acquisition or Disposition of Assets.

Not applicable.

Item 2.02  Results of Operations and Financial Condition.

Not applicable.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Not applicable.

Item 2.04  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation
Under an Off-Balance Sheet Arrangement.

Not applicable.

Item 2.05  Costs Associated with Exit or Disposal Activities.

Not applicable.

Item 2.06  Material Impairments.

Not applicable.

Section 3 - Securities and Trading Markets

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard: Transfer of Listing.

Not applicable.

Item 3.02  Unregistered Sales of Equity Securities.

Not applicable.

Item 3.03  Material Modification to Rights of Security Holders.

Not applicable

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01  Changes in Registrant’s Certifying Accountant.

Not applicable.

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or
Completed Interim Review.

Not applicable.

Section 5 - Corporate Governance and Management

Item 5.01  Changes in Control of Registrant.

On July 25, 2005, Ash Mascarenhas accepted 10,000,000 shares of our Class B, Series 1 Preferred Stock issued (currently Series B Preferred Stock after giving effect to our reincorporation in February 2005) in the name of Randy Betts (the “Preferred Stock”) in consideration of the obligations of Mr. Betts secured under that certain $600,000 Secured Promissory Note dated January 5, 2005 made by Mr. Betts in favor of Mr. Mascarenhas (the “Note”). Mr. Betts originally issued the Note as payment for his purchase of the Preferred Stock from Mr. Mascarenhas and the Note was secured by a Pledge Agreement whereby Mr. Betts pledged and granted a security interest in and to the Preferred Stock until such time as the Note was paid in full. Mr. Betts has failed to make any and all payments to Mr. Mascarenhas had failed to make any of the payments under the Note resulting in an Event of Default under the Pledge Agreement and giving Mr. Mascarenhas rise to all rights and remedies as a secured party with respect to the Preferred Stock.

The acceptance of the Preferred Stock by Mr. Mascarenhas effectively transferred control of the company to Mr. Mascarenhas.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of
Principal Officers.

On July 25, 2005, Mr. Betts resigned from all of his positions as an officer of our company including his positions as President, Chief Executive Officer, Chief Financial Officer (Treasurer) and Secretary. Mr. Betts’ resignation was not based upon any disagreement with us on any matter relating to our operations policies or practices.

Concurrently with Mr. Betts’ resignation, Ash Mascarenhas was appointed by our Board of Directors to the offices vacated by Mr. Betts including the offices of President, Chief Executive Officer, Chief Financial Officer (Treasurer) and Secretary.

On July 25, 2005, pursuant to a resolution our Board of Directors increased the number of authorized Directors from one (1) to two (2) members. Concurrently with this increase in the size of the Board of Directors, our Board of Directors elected Ash Mascarenhas as a Director to fill the vacancy thereunder.

Item 5.03  Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

Not applicable.

Item 5.04  Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

Not applicable.

Item 5.05  Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Not applicable.

Section 6 - [Reserved]

Not applicable.

Section 7 - Regulation FD

Item 7.01  Regulation FD Disclosure.

Not applicable.

Section 8 - Other Events

Item 8.01  Other Events.

Not applicable.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Exhibits.

Exhibit
Number  Description

10.1 Agreement dated as of July 25, 2005 between Randy W. Betts and Ash Mascarenhas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFORM WORLDWIDE HOLDINGS, INC.

Date: July 28, 2005	By:	/s/ Ash Mascarenhas
Ash Mascarenhas
Title Chief Executive Officer